CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Trust for Advised Portfolios and to the use of our report dated May 26, 2022 on the financial statements and financial highlights of Bramshill Income Performance Fund, a series of shares of beneficial interest in Trust for Advised Portfolios. Such financial statements and financial highlights appear in the March 31, 2022 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                            /s/ BBD, LLP
                            BBD, LLP

Philadelphia, Pennsylvania
July 27, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N‐1A of our report dated May 30, 2023, relating to the financial statements and financial highlights of Bramshill Income Performance Fund, a series of Trust for Advised Portfolios, for the year ended March 31, 2023 and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Portfolio Holdings Disclosure Policy” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.
COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
July 27, 2023